Exhibit 32.2


     Written Statement of the Chief Financial Officer Pursuant to 18 U.S.C.
                                  Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chief Financial Officer of Stein Mart, Inc. (the "Company"), hereby certify that:

1. the Quarterly Report on Form 10-Q of the Company for the quarter ended November 1, 2003 (the "Report") fully complies with the requirements of
       Section 13(a) of the Securities Exchange Act of 1934; and

2.     the  information  contained  in   the  Report  fairly  presents,  in  all
       material respects, the financial condition and results of operations of the Company.




Date:  December 15, 2003                   /s/ James G. Delfs
                                           -------------------------------------
                                           James G. Delfs
                                           Chief Financial Officer